Exhibit 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated May 30, 2008 (the ”Effective Date”), is made and entered into by and between Whitestone REIT, Whitestone REIT Operating Partnership, L.P. (together with Whitestone REIT, “Whitestone”), James C. Mastandrea (“Mastandrea”) and John J. Dee (“Dee” and together with Whitestone and Mastandrea, the “Whitestone Parties”) on the one hand, and Allen R. Hartman (“Hartman”), Hartman Management, LP (“Hartman Management”), Hartman Income REIT Operating Partnership, L.P. (“Hartman Partnership”) and Hartman Income REIT, Inc. (“Hartman Income REIT,” together with Hartman, Hartman Management and Hartman Partnership, the “Hartman Parties”).  Each of the Whitestone Parties and the Hartman Parties are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Whitestone REIT and Whitestone REIT Operating Partnership, L.P. have asserted certain claims and causes of action against Hartman and Hartman Management; Hartman and Hartman Management have asserted counter-claims against Whitestone REIT and Whitestone REIT Operating Partnership, L.P.; and Mastandrea and Dee have asserted third-party claims against Hartman and Hartman Management, in litigation in Houston, Texas, styled Whitestone REIT and Whitestone REIT Operating Partnership, L.P. v. Allen R. Hartman and Hartman Management, L.P., Cause Number 2006-63041, in the 333rd Judicial District Court of Harris County, Texas (the “State Litigation”) related to the termination of Hartman as president and CEO of Whitestone REIT, the termination and expiration of certain agreements between Whitestone REIT, Whitestone REIT Operating Partnership, L.P. and Hartman Management and certain statements made by Hartman about Mastandrea and Dee;

WHEREAS, Whitestone REIT has asserted certain claims and causes of action against Hartman and Hartman Management; and Hartman and Hartman Management have asserted counter-claims against Whitestone REIT, in litigation in Houston, Texas, styled Whitestone REIT v. Allen R. Hartman and Hartman Management, L.P., Cause Number 4:06-CV-3897, in the United States District Court for the Southern District of Texas (the “Federal Litigation” and together with the State Litigation, the “Litigation”) related to certain consent solicitation statements filed by Hartman and certain amendments to the declaration and bylaws of Whitestone REIT;

WHEREAS, the Parties desire to avoid the expense and burden of continued litigation and to resolve fully and finally all disputes between and among them;

WHEREAS, the Parties entered into an agreement on May 21, 2008 (the “Earlier Settlement Agreement”), a copy of which is attached hereto as Exhibit E; and

WHEREAS, the Parties desire to further memorialize the terms of the settlement.

NOW, THEREFORE, in consideration of the representations, acknowledgements, promises and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each of the Parties hereby voluntarily, intentionally, and upon the advice and guidance of counsel, agrees as follows:

ARTICLE 1
TRANSFER OF PROPERTIES; TRANSFER OF SHARES AND OPERATING PARTNERSHIP UNITS

1.1 Transfer of Real Property.  Simultaneously with the execution of this Agreement and in consideration for the Whitestone Securities (as defined below), Whitestone REIT is transferring to Hartman (or its designees) properties known as (a) Garden Oaks at 3800 North Shepherd, Houston, Texas 77018 and (b) Northeast Square at 18 Uvalde Road, Houston, Texas 77015 (collectively, the “Properties”) pursuant to the terms of the Earlier Settlement Agreement.

1.2 Transfer of Shares and Operating Partnership Units.  Simultaneously with the execution of this Agreement and as consideration for the Properties, Hartman Management, Hartman and Affiliates (as defined below) are transferring to Whitestone REIT shares of Whitestone REIT and units of Whitestone REIT Operating Partnership, L.P. aggregating 1,362,412.811 shares and units (the “Whitestone Securities”) pursuant to the terms of the Earlier Settlement Agreement.

ARTICLE 2
XIV UNITS

2.1 Transfer of XIV Units.  Subject to the terms and conditions of this Agreement:

(a) Within one (1) year from the Effective Date, Whitestone may demand that Hartman Income REIT or Hartman Partnership, as the case may be, to (i) form a new limited liability company (the “New LLC”) with documentation reasonably satisfactory to Whitestone and (ii) transfer 1,231,393.58 operating units of Whitestone REIT Operating Partnership, L.P. owned by Houston R.E. Income Properties XIV, L.P., or any successors in interest, less any units distributed or distributable to any shareholder of the limited partner of Houston R.E. Income Properties XIV, L.P., which distributed or distributable units have not been nor will be distributed to Hartman (with any units of Whitestone REIT Operating Partnership, L.P. that are converted to shares or units of Whitestone REIT or another entity, the “XIV Units”) to the New LLC (the “Demand”).

(i) Within six (6) Business Days (as defined below) of the Demand, Hartman Income REIT shall, and each of the Hartman Parties shall cause Hartman Income REIT to, provide Whitestone with a draft certificate of formation and a draft limited liability company agreement (or other necessary documentation to form the New LLC) for review and comment, which comment Whitestone can provide at any time for a period of three (3) Business Days and shall not be unreasonably rejected by Hartman Income REIT.  Such limited liability company agreement shall provide that (A) the New LLC shall be sole manager-managed; (B) Whitestone has the exclusive right to appoint the sole manager and any successor manager; (C) the sole manager shall have the exclusive right to vote the XIV Units or any other shares or units of Whitestone REIT or Whitestone REIT Operating Partnership, L.P. owned by the New LLC or any other person or entity (including any successor entity of the New LLC) to which the XIV Units are sold or otherwise transferred; and (D) the limited liability company agreement shall not be amended to alter terms (A) - (C) without the consent of Whitestone.

(ii) Within ten (10) Business Days after the Demand is received by Hartman Income REIT, Hartman Income REIT shall, and each of the Hartman Parties shall cause Hartman Income REIT to, (A) file the certificate of formation approved in Section 2.1(a)(i) with the Secretary of State’s office for the New LLC, (B) execute, or cause to be executed by the appropriate parent of the New LLC, the limited liability company agreement approved in Section 2.1(a)(i) and (C) instruct the transfer agent to transfer the XIV Units to the New LLC.

(b) Within one (1) year from the Effective Date, Whitestone shall have the additional right to cause Hartman Income REIT to distribute, or cause to be distributed, the XIV Units on a pro rata basis to all of the shareholders of Hartman Income REIT (the “Election”); and, Hartman Income REIT shall distribute to its shareholders the XIV Units within thirty (30) days of receipt of Notice (as defined below) of the Election; provided, however, that no XIV Units are ever distributed to either Hartman or any of his family members (excluding Marie Adams) or any entity that Hartman owns or controls (including Affiliates).  If Whitestone makes the Election:

(i) To the extent tax-free transfer is possible, the Parties shall cooperate in good faith to facilitate a tax-free transfer;

(ii) Whitestone shall, by certified mail, return receipt requested, instruct the shareholders of Hartman Income REIT on how to treat the distribution for tax purposes;

(iii) In the event Whitestone instructs the shareholders of Hartman Income REIT that such distribution is taxable and the applicable shareholder follows the instructions of Whitestone provided under Section 2.1(b)(ii), Whitestone will agree to pay such shareholder’s tax liability within thirty (30) days of determination of the amount of such taxes that are due; and

(iv) In the event that Whitestone instructs the shareholders of Hartman Income REIT that such distribution is not taxable and the applicable shareholder follows the instructions of Whitestone provided under Section 2.1(b)(ii), Whitestone shall indemnify, hold harmless and pay such shareholder the amount of such tax liability (including any penalties, interest and additional tax liability incurred as a result of the indemnity provided under this Section 2.1(b)(iv)) associated with the non-tax-free transfer caused by the Election; provided, however, that if any shareholder does not follow the instruction of Whitestone provided under Section 2.1(b)(ii), such shareholder shall lose the benefit of the indemnity provided under this Section 2.1(b)(iv) and Whitestone shall have no obligations under this Section 2.1(b).

For the avoidance of doubt, this Section 2.1(b) shall not prohibit Hartman Income REIT from distributing the XIV Units pro rata to all of its shareholders prior to the Election; provided, however, that if Hartman Income REIT distributes the XIV Units prior to the Election, Whitestone shall have no liability resulting from such distribution and no obligations under this Section 2.1(b).

2.2 Option.  Subject to the terms and conditions of this Agreement, if the shares or units of Whitestone REIT or Whitestone REIT Operating Partnership, L.P. are listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the National Association of Securities Dealers Automated Quotations (the “Listing”) and the XIV Units have not been distributed to the shareholders of Hartman Income REIT pursuant to Section 2.1(b) or otherwise, Whitestone shall have an option to purchase the XIV Units (the “Option”).

(a) Whitestone may exercise the Option at any time within five (5) years from the Effective Date by delivering Notice of such exercise to Hartman Income REIT, which Notice shall include the date of the intended purchase, which date shall not be earlier than five (5) days from the date of such Notice.

(b) The purchase price of the XIV Units under the Option shall be the average closing price of the shares or units of Whitestone REIT or Whitestone REIT Operating Partnership, L.P.  (on the exchange of the Listing) for the previous thirty (30) days prior to the Notice provided under Section 2.2(a).

(c) Contemporaneously with the receipt of the purchase price calculated pursuant to Section 2.2(b), which purchase price shall be paid in cash and payable within fifteen (15) days of the delivery of the Notice provided under Section 2.2(a), Hartman Income REIT shall execute any documentation required to transfer the XIV Units to whichever Whitestone entity exercises the Option.

2.3 Right of First Refusal.  Subject to the terms and conditions of this Agreement, if Hartman Income REIT (or its shareholders or its assignees or transferees) receives an offer or otherwise negotiates or is intending to sell or otherwise transfer the XIV Units (the “Proposed Sale”) to a third party, Whitestone shall have a right of first refusal to purchase the XIV Units on the same or substantially similar terms as the Proposed Sale (the “ROFR”).

(a) Hartman Income REIT shall deliver in writing Notice of the Proposed Sale at least thirty (30) days prior to the closing of the Proposed Sale, which Notice shall include (i) the identity (including name and address) of the proposed transferee, (ii) the number of XIV Units proposed to be transferred, (iii) the price per XIV Unit proposed to be transferred and (iv) any other terms and conditions of the Proposed Sale, with a copy of any written offer attached.

(b) Delivery of the Notice under Section 2.3(a) shall constitute an irrevocable offer by Hartman Income REIT (or its shareholders or other assignees or transferees) to sell the XIV Units to Whitestone; and, Hartman Income REIT (or its shareholders or other assignees or transferees) shall not complete the Proposed Sale until the thirty (30) day period described in Section 2.3(c) has lapsed.

(c) Whitestone may exercise the ROFR at any time within thirty (30) days after receipt of the Notice under Section 2.3(a).

(i) If Whitestone elects to exercise the ROFR, the closing of the sale to Whitestone shall take place at a mutually selected location within forty-five (45) days of Notice of Whitestone’s exercise of the ROFR.

(ii) If Whitestone elects not to exercise the ROFR, by action or failure to provide Notice of its exercise of the ROFR within thirty (30) days after receipt of the Notice under Section 2.3(a), Hartman Income REIT may proceed with the Proposed Sale on the same terms and conditions given in the Notice provided under Section 2.3(a); provided, however, that if Hartman Income REIT does not close the Proposed Sale within ninety (90) days after Hartman Income REIT delivered the Notice under Section 2.3(a), or, if the terms of the Proposed Sale are changed and are materially different than the terms described in the Notice provided under Section 2.3(a), Hartman Income REIT must deliver a new Notice to Whitestone under Section 2.3(a) and the provisions of this Section 2.3 shall apply to such new Notice.

For the avoidance of doubt, the ROFR shall terminate upon the pro rata distribution of the XIV Units to all of the shareholders of Hartman Income REIT pursuant to Section 2.1(b).

ARTICLE 3
MUTUAL RELEASE AND DISMISSAL

Subject to the terms and conditions of this Agreement, simultaneously with the execution of this Agreement, the Parties shall execute a mutual release, substantially in the form of Exhibit A.

ARTICLE 4
REPRESENTATIONS OF THE PARTIES

Each of the Parties hereby represents and warrants to the other Parties as follows:

4.1 Organization and Standing; Charter and Bylaws.  If such Party is an entity, it is duly organized and validly existing under, and by virtue of, the laws of the state of its organization and is in good standing under such laws.    If such Party is an individual, he/she has the legal capacity to enter into the Transaction Agreements (as defined below).

4.2 Authorization.  All action on the part of such Party and its board members, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of under this Agreement and any document contemplated hereby or thereby (the “Transaction Agreements”), for the authorization, issuance and delivery by such Party has been taken.  The Transaction Agreements constitute the valid and binding obligations of such Party (as applicable) and are enforceable against such Party (as applicable) in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3 Compliance with Other Instruments.  No Party (that is an entity) is in violation of any term of its governing documents, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it or its assets are bound, or any judgment, decree or order binding upon such Party.  The execution, delivery and performance of and compliance with the Transaction Agreements will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any document described in the first sentence of this Section 4.3.

ARTICLE 5
STANDSTILL

(a) General Terms of Standstill.  The Parties agree that for a period of five (5) years from the Effective Date of this Agreement, none of the Parties nor any of their respective family members or Affiliates will, directly or indirectly, in any manner (the obligations pursuant to this paragraph, the “Standstill”):

(i) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the other party;

(ii) propose to enter into or otherwise propose, directly or indirectly, alone or in concert with others, any merger or similar business combination, consolidation, sale or other transaction involving the other party or otherwise seek to control, change or influence the management, board or policies of the other party;

(iii) propose a plan of liquidation or dissolution or engage in any recapitalization transaction or sell or attempt to sell all or substantially all of the assets of the other party;

(iv) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), whether subject to or exempt from the proxy rules, or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any voting securities of the other party;

(v) form, join or any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the other party;

(vi) deposit any of the voting securities of the other party in any voting trust or subject any such voting securities to any agreement or other arrangement with respect to the voting of any such voting securities;

(vii) execute any written consent as a holder with respect to the voting securities of the other party;

(viii) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the other party;

(ix) make any request or proposal to amend, waive or terminate any provision of this Standstill or seek permission to or make any public announcement with respect to any provision of the Standstill, except with respect to the press release and retraction in the form of Exhibit C, which press release and retraction is hereby approved by both the Whitestone Parties and the Hartman Parties, or as otherwise required by the federal securities laws; or

(x) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under this Article 5, or take any action that might result in the other party having to make a public announcement regarding any of the matters referred to in this Article 5.

For purposes of clarification only, the subject matter of the lawsuit styled Richard Vaughan v. Hartman Management, Cause Number 2005-78080, in the 333rd Judicial District Court of Harris County, Texas (the “Vaughan Lawsuit”) is not covered by any of these restrictions and therefore the Vaughan Lawsuit is not subject to the Standstill.

Further, the terms of the Standstill do not apply to shares owned by Marie Adams, mother-in-law of Hartman; provided, however, that Marie Adams’s ownership of shares of Whitestone REIT and units of Whitestone REIT Operating Partnership, L.P. shall be collectively capped at 150% of the number of shares of Whitestone REIT that Marie Adams owns as of the Effective Date (it being understood that such shares owned by Marie Adams cannot be transferred by any means, directly or indirectly, at any time within the period covered by the Standstill, to any person who is subject to the Standstill); and, provided further, that it is the obligation of the Hartman Parties to enforce this limitation on Marie Adams.

(b) Directors’ and Trustees’ Obligations.  Each of Whitestone REIT, Whitestone REIT Operating Partnership, L.P., Hartman Management, LP, Hartman Income REIT and Hartman Partnership shall cause their respective directors or trustees (i) to comply with the Standstill, except that each such director or trustee may continue to hold securities of the other party that they own as of the Effective Date, including any securities resulting from dividends or splitting of such securities (the “Modified Standstill”), and (ii) to execute a trustee agreement substantially in form of Exhibit B, which trustee agreement is intended to bind such director or trustee to comply with the Modified Standstill and will expire when such director or trustee ceases being the director or trustee of the applicable Party.  For the avoidance of doubt, this Article 5 is a continuing obligation of each of Whitestone REIT, Whitestone REIT Operating Partnership, L.P., Hartman Income REIT, Hartman Management, LP and Hartman Partnership; and, each of Whitestone REIT, Whitestone REIT Operating Partnership, L.P., Hartman Income REIT, Hartman Management and Hartman Partnership shall cause any successor director or trustee to comply with the Modified Standstill and to execute a trustee agreement as if such director or trustee had been a director or trustee from the Effective Date.

ARTICLE 6
DIVIDEND PAYMENTS AND ESCROW

(a) Effective Date Payment.  On the Effective Date, Whitestone shall deliver a check in an amount of $102,000 to Hartman, representing one-half of the dividends associated with Hartman’s shares in Whitestone REIT and units in Whitestone REIT Operating Partnership, L.P.

(b) Escrow.  Subject to the terms and conditions of this Agreement, the Parties shall execute an escrow agreement substantially in the form of Exhibit D with a mutually agreeable escrow agent.  On the Effective Date, Whitestone shall deposit $102,000, representing one-half of the dividends associated with Hartman’s shares in Whitestone REIT and units in Whitestone REIT Operating Partnership, L.P., into the escrow account that shall be opened and governed by such escrow agreement.

ARTICLE 7
REMEDIES

The Parties acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by any Party, its family members or its Affiliates and that, in the event of any breach or threatened breach hereof, the non-breaching Party shall be entitled to injunctive and other equitable relief, without proof of actual damages, that the breaching Party shall not plead in defense thereto that there would be an adequate remedy at law, and that each Party agrees to waive, and to use its reasonable best efforts to cause its family members and Affiliates to waive, any applicable right or requirement that a bond be posted by the non-breaching Party.  Such remedies shall not be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or in equity.  Each Party agrees to indemnify and hold the other Party harmless from any damages, losses, costs or liabilities (including reasonable legal fees and the reasonable cost of enforcing this indemnity) arising out of or resulting from a breach by such Party or its family members or Affiliates of any of the provisions of this Agreement.

ARTICLE 8
MISCELLANEOUS

8.1 Expenses.  Each Party will bear their own expense in preparing this Agreement and complying with the provisions of this Agreement, with no rights of reimbursement from any other Party.

8.2 Binding Agreement.  This Agreement shall be binding on the Parties as of the Effective Date.

8.3 Governing Law.  The laws of the State of Texas shall govern all matters arising out of and relating to this Agreement (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws).

8.4 Successors and Assigns.  This Agreement binds and inures to the benefit of, the Parties and their successors and permitted assigns.  No Party may assign or delegate its rights or obligations under this Agreement without the other Parties’ written consent, which the other Parties will provide in their reasonable discretion.

8.5 Amendment and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parties.  Any Party may, only by an instrument in writing, waive compliance by any other Party with any term or provision of this Agreement on the part of that other Party to be performed or complied with.  The waiver by a Party of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

8.6 Entire Agreement.  Except as expressly agreed in this Agreement and the other Transaction Agreements, this Agreement and the documents delivered under this Agreement constitute the entire agreement and understanding between the Parties and supersede any prior agreement, representation and understanding relating to the subject matter of this Agreement, including the Earlier Settlement Agreement; provided, however, any indemnity right that exists under the Amended and Restated Management Agreement, dated September 1, 2004, between Hartman Commercial Properties REIT and Hartman REIT Operating Partnership, L.P., on one side, and Hartman Management, on the other side, is not eliminated by this provision.  For the avoidance of doubt, no consideration has been paid outside the terms of this Agreement and the other Transaction Agreements.

8.7 Notices.  Each Party giving or making any notice, request, demand, consent or other communication (each, a ”Notice”) pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (a) personal delivery, (b) registered or certified mail (in each case, return receipt requested and postage prepaid), (d) nationally recognized overnight courier (with all fees prepaid) or (d) facsimile.  Any Party giving a Notice shall address the Notice to the appropriate person at the receiving Party at:

If to any Hartman Party:

Allen R. Hartman
2909 Hillcroft, Suite 420
Houston, Texas 77057
Facsimile: (713) 973-8912

With a copy to:

General Counsel
Hartman Income REIT, Inc.
2909 Hillcroft, Suite 420
Houston, Texas 77057
Attn: Jim Stokes
Facsimile: (713) 465-3132

If to any Whitestone Party:

Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063
Attn: John Dee
Facsimile: (713) 465-8847

With a copy to:

King & Spalding LLP
1100 Louisiana Street, Suite 4000
Houston, Texas 77002
Attn: Randolph C. Coley
Facsimile: (713) 751-3290

Any Party may send any Notice, request, demand, claim or other communication under this Agreement to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such Notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which Notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other Parties Notice in the manner set forth in this Agreement.  Except as provided elsewhere in this Agreement, a Notice is effective only if the Party giving the Notice has complied with this Section 8.7 and the receiving Party has received the Notice.  A Notice is deemed to have been received as follows:

(a) if a Notice is delivered in person, or sent by registered or certified mail, or national recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(b) if a Notice is sent by facsimile, upon receipt by the Party giving or making the Notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number;

(c) if the receiving Party rejects or otherwise refuses to accept the Notice or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver; and

(d) despite Section 8.7(a) through Section 8.7(d), if any Notice is received after 5:00 p.m. on a day where the recipient is located or on a weekend or federal holiday, then the Notice is deemed received at 9:00 a.m. on the next day that is not a weekend or federal holiday where the recipient is located.

8.8 Construction of Certain Terms.  The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  References to any gender shall be deemed to mean any gender.  All currency amounts in this Agreement are stated and shall be paid in United States currency.  “Business Day” shall mean any day that is not a Saturday, Sunday or a bank holiday in the State of Texas.  “Affiliates” shall have the meaning ascribed to such term by the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

8.9 Counterparts.  The Parties may execute this Agreement in counterparts, each of which is deemed an original and all of which together constitute but one and the same instrument.  The delivery of an executed counterpart of this Agreement by facsimile or pdf shall be deemed to be valid delivery thereof.  It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or pdf copy of an executed counterpart of this Agreement.

8.10 Timely Performance.  Time is of the essence as to the performance of the obligations required of the respective Parties.

8.11 No Construction Against Drafter.  In construing this Agreement, no consideration may be given or presumption made on the basis of which Party drafted this Agreement or drafted any particular provision of this Agreement or which Party supplied the form of contract.

8.12 Waiver of Jury Trial.  Each Party hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement.

8.13 Severability.  If a court of competent jurisdiction holds that any provision in this Agreement is invalid, the invalid provision will in no way affect any other provision in this Agreement.

8.14 Announcements.  No Party or any of its or their respective affiliates may issue any publicity with respect to this Agreement without the prior written consent of the other Parties, except as required by the federal securities laws.

8.15 Headings.  The titles and headings of the various paragraphs in this Agreement are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction or other meaning on any of the provisions of this Agreement.

8.16 Agreement for the Parties’ Benefit Only.  This Agreement is not intended to confer upon any third person any rights or remedies under this Agreement, and no person, other than the Parties is entitled to rely on any representation, warranty, covenant or agreement contained in this Agreement.

[The signatures are on the next page.]

WHITESTONE REIT

By
James C. Mastandrea
Chairman and CEO

WHITESTONE REIT OPERATING
PARTNERSHIP, L.P.

By
James C. Mastandrea
Chairman and CEO

JAMES C. MASTANDREA

In his individual capacity

JOHN J. DEE

In his individual capacity and as Chief Operating
Officer of Whitestone REIT

ALLEN R. HARTMAN

In his individual capacity

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HARTMAN MANAGEMENT LP

By
Allen R. Hartman
Chairman and CEO

HARTMAN INCOME REIT, INC.

By
Allen R. Hartman
Chairman and CEO

HARTMAN INCOME REIT OPERATING
PARTNERSHIP, L.P.

By
Allen R. Hartman
Chairman and CEO

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